Exhibit 10.1

Portions  of  this  Exhibit  have  been  omitted   pursuant  to  a  request  for
confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks ("*****"), and the omitted text has been filed separately with the Securities and Exchange Commission.



                               SIXTH AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                            September 28, 2007

PEI Holdings, Inc.
680 North Lakeshore Drive
Chicago, Illinois  60611

Ladies and Gentlemen:

                  Reference is hereby made to that certain Amended and Restated Credit Agreement, dated as of April 1, 2005, among PEI Holdings, Inc., a Delaware corporation ("Borrower"), the financial institutions from time to time party thereto ("Lenders"), and Bank of America, N.A., as Agent for Lenders ("Agent") (as amended, supplemented or otherwise modified to date, the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings provided to such terms in the Credit Agreement.

                  Borrower has requested that Agent and Lenders agree to amend the Credit Agreement in certain respects, and Agent and Lenders have agreed to such amendments, on the terms, and subject to the conditions, contained herein.

                  Therefore,   Borrower,  Agent  and  Lenders  hereby  agree  as
follows:

                  1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:

                  (a) The definition of "Base Amount" contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  " 'Base  Amount'  means  85% of Net Worth as of  December  31,
            2006, as reflected in Borrower's 10-K filing as of such date."

                  (b) The definition of "Increase  Amount"  contained in Section
1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "  'Increase  Amount'  means 50% of Net  Income for the period from January 1, 2007 through the last day of the applicable quarter, excluding negative results from any quarter, if any."

                  (c) The definition of "Letter of Credit Sublimit" contained in
Section 1.01 of the Credit Agreement is hereby amended by deleting the reference to "$30,000,000" and replacing it with a reference to "$50,000,000"

                  (d) The  definition  of "Maturity  Date"  contained in Section
1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  " 'Maturity Date' means September 28, 2010."

                  (e) The definition of "Net Worth" contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  *****

                  (f) The new definition of "Sixth Amendment Closing Date" is hereby inserted into Section 1.01 of the Credit Agreement in appropriate alphabetical order, as follows:

                  " 'Sixth Amendment Closing Date' means September 28, 2007."


                  (g) The following Section 2.15 is hereby added to the Credit Agreement in the appropriate numeric order:

                  "2.15 Aggregate Commitment Increase Option.

                  From and after  the Sixth  Amendment  Closing  Date,  Borrower shall have the right from time to time to notify Agent and Lenders in writing that it wishes to increase (an "Increase") the Aggregate Commitment by an aggregate amount of up to Twenty-Five Million Dollars ($25,000,000) in one or more increases, each in a minimum amount of not less than Ten Million Dollars ($10,000,000) and Five Million Dollars ($5,000,000) increments in excess thereof. Each such Increase shall become effective at the date specified in such written notice, but in any event not less than 20 days after the date such notice is received by Agent, so long as (a) no Default or Event of Default is in existence on such effective date and (b) the Borrower, at its option, either (i) obtains the consent of the then-existing Lenders to increase their Commitments by the aggregate amount of such Increase, (ii) obtains the consent of other third party financial institutions reasonably acceptable to Agent and Borrower ("New Lenders") to provide new Commitments in the aggregate amount of such Increase or (iii) obtains the consents of a combination of then-existing Lenders and New Lenders to provide the aggregate amount of such Increase by increasing their Commitments or providing new Commitments, as applicable. Any Increase or portion of an Increase provided by then-existing Lenders shall be effected by an amendment to this Agreement; the addition of new Commitments by New Lenders shall be effected by an amendment to this Agreement; provided all such amendments will be effective with only the signatures of the Agent, the Borrower, each then-existing Lender increasing its commitment and each New Lender, notwithstanding anything in Section 10.01 to the contrary. The then-existing Lenders providing any portion of the Increase or the New Lenders, as applicable, shall accept an assignment from the existing Lenders, and the existing Lenders shall make an assignment to the then-existing Lenders providing any portion of the Increase or the New Lenders, as applicable, of a direct interest in each then outstanding Committed Loan such that, after giving effect thereto, all credit exposure hereunder is held ratably by the Lenders in proportion of their respective Commitments. In each case, Borrower will issue to each affected Lender new Revolving Notes to the extent required by Section 10.07(c)."

                  (h) Section 2.05(d) of the Credit Agreement is hereby amended by deleting the reference to "clauses (a)-(r)" and replacing it with a reference to "clauses (a)-(s)".

                  (i) Section 5.12 of the Credit Agreement is hereby amended by deleting each reference to the "Closing Date" and replacing it with a reference to the "Sixth Amendment Closing Date".

                  (j) Section 6.09(a) of the Credit Agreement is hereby amended by deleting the reference to "March 31, 2005" and replacing it with a reference to "September 30, 2007".

                  (k) Section 6.09(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "(c) Capital  Expenditures.  Not to spend or incur obligations
            (including the total amount of any capital leases) to acquire fixed assets, excluding any such obligations incurred as a result of the build-out of office space ("Build-Out Obligations") which has been reimbursed by the applicable landlord (provided that the Borrower, Playboy and Restricted Subsidiaries of Playboy may exclude any Build-Out Obligations for the fiscal year in which such Build-Out Obligations are incurred to the extent the Borrower, Playboy or the applicable Restricted Subsidiary reasonably expects the applicable landlord to reimburse such Person for such Build-Out Obligations within six months of the date such Build-Out Obligations are incurred; provided further, that, to the extent the applicable landlord does not so reimburse the Borrower, Playboy or the applicable Restricted Subsidiary by the last day of such six month period (such last day, the "Reimbursement Deadline") for such Build-Out Obligations (such unreimbursed amounts are hereinafter referred to as the "Unreimbursed Amounts"), the Borrower shall include such Unreimbursed Amounts in the amount of obligations incurred for purposes of this Section 6.09(c) (to the extent previously excluded) for the fiscal year in which such Reimbursement Deadline occurs; provided further that, to the extent that the applicable landlord later reimburses the Borrower, Playboy or the applicable Restricted Subsidiary for any previously Unreimbursed Amounts, then any subsequent reimbursements of previously Unreimbursed Amounts may be deducted for purposes of calculating the amount of obligations incurred for purposes of this Section 6.09(c) for the fiscal year in which reimbursement is actually received), for more than Twenty Million Dollars ($20,000,000) in any single fiscal year on a consolidated basis."

                  (l) Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "6.10 Additional Guarantors.

                  Notify   Agent  at  the  time  that  any   Person   becomes  a
            Wholly-Owned Restricted Subsidiary of Playboy; and promptly thereafter, cause each such Person that (i) at the time such notice is given (A) owns at least 10% of the book value of the combined assets of all of the Wholly-Owned Restricted Subsidiaries of Playboy (calculated as of the most recent month end for which financial statements are available) or (B) is otherwise requested by Agent or
            (ii) at the time such notice is given earns at least 10% of the combined earnings of all of the Wholly-Owned Restricted Subsidiaries of Playboy during any 12 month period (calculated as of the most recent month end for which financial statements are available) or
            (C) is otherwise requested by Agent, (a) other than a Foreign Subsidiary, to become a Guarantor by executing and delivering to Agent a Loan Guaranty or Loan Guaranty joinder in a form reasonably acceptable to Agent, (b) other than a Foreign Subsidiary, to deliver to Agent documents reasonably necessary to grant to Agent (and permit Agent to perfect) a Lien on the personal property of such Person to the extent permitted herein, (c) to cause the appropriate Person to deliver to Agent a Pledge Agreement granting to Agent a Lien on the Equity Interests of such Person (excluding China and Gibraltar, unless otherwise agreed by Agent and Borrower) and (d) to deliver to Agent documents of the types referred to in clause (iv) of Section 4.01(a) and favorable opinions of counsel (including in-house counsel) to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses (a), (b) and (c)), as applicable, all in form, content and scope reasonably satisfactory to Agent; provided, that compliance with clauses (b), (c) and (d) of this Section 6.10 shall not be required with respect to any Person until 60 days after request therefor by Agent (which request may be made by Agent in its sole discretion); provided further that, if any Person becomes a Wholly-Owned Restricted Subsidiary of Playboy after the Sixth Amendment Closing Date (other than Foreign Subsidiaries) but does not meet the thresholds set forth in clauses (i) or (ii) above at the time the Borrower gives the Agent notification thereof, but subsequently such Person meets the thresholds set forth in clause (i) or (ii) above, or the Agent otherwise requests, the Agent may request the Borrower thereafter to cause the requirements of clauses (a), (b), (c) and (d) above to be met with respect to such Person within 60 days of any request therefor by the Agent and the Borrower shall cause such requirements to be satisfied in accordance with such request. The Borrower shall deliver to the Agent, concurrently with the delivery of the financial statements referred to in Section 6.01(a) and the Compliance

            Certificate delivered with respect thereto, with respect to each Person that becomes a Wholly-Owned Restricted Subsidiary of Playboy (other than a Foreign Subsidiary) after the Sixth Amendment Closing Date, a calculation of (i) the book value of the assets of such Wholly-Owned Restricted Subsidiary as a percentage of the book value of the combined assets of all of the Wholly-Owned Restricted Subsidiaries of Playboy (calculated as of the most recent month end for which financial statements are available) and (ii) the percentage of the earnings of such Wholly-Owned Restricted Subsidiary as a percentage of the combined earnings of all of the Wholly-Owned Restricted Subsidiaries of Playboy (calculated for the most recently ended 12 month period for which financial statements are available)."

                    (m) Section 7.01(ee) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "(ee)  Liens  not  otherwise   permitted   hereunder  securing
Indebtedness in a principal amount at any time outstanding not in excess of $15,000,000."

                    (n) Section 7.02(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                   "(i) Investments made after the Sixth Amendment Closing Date in joint ventures to which Playboy, Borrower or a Restricted Subsidiary of Playboy is party and not otherwise permitted hereunder, in an aggregate amount not to exceed $20,000,000, so long as each such joint venture is in the same or a similar line of business as Playboy, Borrower or a Restricted Subsidiary;"

                    (o) Section 7.02(n) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                   "(n)  advances  to  officers,   directors  and  employees  of
Borrower and Subsidiaries made after the Sixth Amendment Closing Date in an aggregate amount not to exceed $2,000,000 at any time outstanding;"

                    (p) Section 7.02(q) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                   "(q) Investments existing on the Sixth Amendment Closing Date and set forth on Schedule 7.02 and any modification, replacement, renewal or extension thereof; provided, that the amount of the original investment is not increased except by the terms of such investment or as otherwise permitted by this Section 7.02;"

                    (q) Section 7.02(s) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                   "(s)  Investments  not  otherwise  permitted hereunder in any
            Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (s) since the Sixth Amendment Closing Date, do not exceed $25,000,000."

                    (r) Section 7.03(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                   "(c) Indebtedness outstanding on the Sixth Amendment Closing Date and listed on Schedule 7.03;"

                    (s) Section 7.03(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                   "(d) Indebtedness  in respect of Capital  Lease  Obligations,
            Synthetic Lease Obligations, mortgage financings and purchase money obligations to acquire, construct or improve fixed or capital assets within the limitations set forth in Section 7.01(g); provided, however, that the aggregate principal amount of all such Indebtedness incurred after the Sixth Amendment Closing Date at any one time outstanding shall not exceed $7,500,000."

                    (t) Section 7.03(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                   "(i) the incurrence by Foreign Subsidiaries after the Sixth
            Amendment Closing Date of Indebtedness in an aggregate principal amount at any time outstanding not to exceed $5,000,000;"

                    (u) Section 7.05(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                   "(a) (i)  any  single   transaction   or  series  of  related
            transactions that involves assets having a fair market value of less than $5,000,000 and an aggregate fair market value for all such Dispositions (A) in the period from the Sixth Amendment Closing Date through and including December 31, 2007 of less than $7,500,000 and
            (B) in any other fiscal year of less than $7,500,000 and (ii) any Dispositions made in the period from January 1, 2007 up to but excluding the Sixth Amendment Closing Date;"

                   (v) *****

                   (w) Section 7.06(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "(e) so long as no Default or Event of Default is in existence or would result therefrom, any Equity Interests of Playboy or any Restricted Subsidiary of Playboy held by (a) any member of Playboy's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement or (b) any employee benefit plan for employees, directors or former directors, may be repurchased, redeemed, defeased, acquired or retired, provided that exclusive of the Equity Interests described on Schedule 7.06(e), the aggregate amount of cash consideration paid for all such repurchased, redeemed, defeased, acquired or retired Equity Interests shall not exceed $250,000 in any twelve-month period commencing after the Sixth Amendment Closing Date, with any unused portion available for future periods;"

                   (x) Section 7.06(n) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "(n) so long as no Default or Event of Default is in existence or would result therefrom, Playboy, Borrower and the Restricted Subsidiaries may make Restricted Payments not otherwise permitted hereunder in an amount not to exceed $5,000,000 in the aggregate during the period (i) up to but excluding the Sixth Amendment Closing Date and (ii) in an amount not to exceed $5,000,000 in the aggregate during the period from the Sixth Amendment Closing Date through and including the Maturity Date."

                   (y) Section 7.11(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "(c)  advances  to  employees  made after the Sixth  Amendment
            Closing Date for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business and in any case in an aggregate amount outstanding not exceeding $2,000,000 at any time;"

                   (z) Section 10.07(b)(v) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "(v)  except  in the case of an  assignment  to a Lender or an
            Affiliate of a Lender, if no Default or Event of Default has occurred and is then continuing, Borrower consents to such assignment (such consent not to be unreasonably withheld or delayed)"

                  (aa) Schedules 5.12, 7.02 and 7.03 to the Credit Agreement are amended and restated in their entirety in the forms of the corresponding Schedules attached hereto as Exhibit A.

                  2. Scope. Except as amended hereby, the Credit Agreement remains unchanged and in full force and effect.

                  3. Effectiveness. This Sixth Amendment to Amended and Restated Credit Agreement (the "Amendment") shall be effective when executed by Lenders and Agent and agreed to by Borrower, and returned to Agent, together with the following, all in form and substance reasonably satisfactory to Agent:

                  (a) the agreements, instruments and documents set forth on Exhibit B hereto (other than as provided in Section 5 hereof); and

                  (b) payment to Agent of an upfront fee equal to $87,500, for the benefit of Lenders in accordance with their respective Pro Rata Shares.

                  4. Representations and Warranties. To induce Lenders to execute and deliver this Amendment, Borrower hereby represents and warrants to Lenders on the date hereof that, after giving effect to this Amendment:

                  (a) All representations and warranties contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of this Amendment, except to the extent such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall be true and accurate in all material respects as of such earlier date), and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

                  (b) No Default or Event of Default has occurred which is continuing.

                  (c) Since December 31, 2006, no event or circumstance has occurred that has had or would reasonably be expected to have a Material Adverse Effect.

                  (d) This Amendment, and the Loan Agreement, as amended hereby, constitute valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  (e) The execution and delivery by Borrower of this Amendment does not require the consent or approval of any Person, except such consents and approvals as have been obtained except for any such approval, consent, exemption, authorization or other action, or notice of filing that has been made, obtained or given or that if not obtained would not be reasonably likely to have a Material Adverse Effect.

                  5. Post-Closing Agreements. Borrower hereby agrees to deliver, or cause to be delivered, the following items to Agent on or before October 12, 2007, each in form and substance reasonably satisfactory to Agent, and Borrower hereby agrees that any failure to do so shall constitute an Event of Default under the Credit Agreement unless the time for such delivery is postponed by Agent in its sole discretion:

                  (a) Fully-executed certified board resolutions of Playboy authorizing the execution of the Reaffirmation of Guaranty of even date herewith among Guarantors and Agent (the "Reaffirmation"); and

                  (b) A legal opinion with respect to the execution by Playboy of the Reaffirmation.

                  6. Severability. If any provision of this Amendment or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid, or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  7. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.

                  8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS; PROVIDED THAT BORROWER, AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                                       Very truly yours,

                                       BANK OF AMERICA, N.A., as Agent


                                       By   /s/ Michael Brashler
                                            ------------------------------------
                                       Its  Vice President
                                            ------------------------------------

                                       BANK OF AMERICA, N.A., as a Lender


                                       By   /s/ Craig W. McGuire
                                            ------------------------------------
                                       Its  Senior Vice President
                                            ------------------------------------

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                       as a Lender


                                       By   /s/ Sara J. Flynn
                                            ------------------------------------
                                       Its  Officer
                                            ------------------------------------



ACKNOWLEDGED AND AGREED TO
THIS 28th DAY OF SEPTEMBER, 2007:

PEI HOLDINGS, INC., as Borrower


By   /s/ Robert D. Campbell
     -----------------------------------
Its  Treasurer
     -----------------------------------

                                    EXHIBIT A

                                Updated Schedules

                                  See attached.

                                    EXHIBIT B

                                Closing Checklist

                                  See attached.